Exhibit 99.1

Dear RMB Team Members and Shareholders:

I am writing on a personal note to let you know that I was recently diagnosed with a treatable form of Lymphoma. The good news is that I have an excellent care team and my doctors have given me a very good prognosis.

I have already started treatment, which is expected to last approximately four months. During this period, while my in-person time in the office and travel will be limited, I expect to continue to actively lead our business. I have informed our board of directors and the company’s leadership team, and I appreciate the full support that I have received from them.

As you all know, our OneRMB culture and values enable us to accomplish great things together. I have strong confidence our team will continue to deliver exceptional results for our customers and all of our stakeholders.

I appreciate all of your support and want to thank our RMB team members for the important work they do every day. I’m very proud to be part of a company that focuses its significant talents on enabling our customers to produce lifesaving medications for patients. Now, as one of those patients, I know I’m in great hands.

Best,
Rob